UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2010
LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in their charters)

Delaware	0-30242	72-1449411
Delaware	1-12407	72-1205791
(States or other jurisdictions	(Commission File	(IRS Employer
of incorporation)	Numbers)	Identification Nos.)
5551 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225) 926-1000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 28, 2010, Lamar Media Corp. (“Lamar Media” or “we”), a wholly owned subsidiary of Lamar Advertising Company (“Lamar Advertising” or the “Company”), refinanced its existing senior credit facility with a new senior credit facility. The new senior credit facility, for which JPMorgan Chase Bank, N.A. serves as administrative agent, consists of a $250 million revolving credit facility, a $270 million term loan A-1 facility, a $30 million term loan A-2 facility, a $575 million term loan B facility and a $300 million incremental facility, which may be increased by up to an additional $200 million if the Senior Debt Ratio (as defined below) is less than or equal to 3.25 to 1. Our wholly-owned subsidiary, Lamar Advertising of Puerto Rico, Inc. is the borrower of the $30 million term loan A-2 facility, while the Company is the borrower of each other facility. We may also from time to time designate additional wholly-owned subsidiaries as subsidiary borrowers under the incremental loan facility that can borrow up to $110 million of the incremental facility. Incremental loans may be in the form of additional term loan tranches or increases in the revolving credit facility. Our lenders have no obligation to make additional loans to us, or any designated subsidiary borrower, under the incremental facility, but may enter into such commitments in their sole discretion.
Amortization
The term loan A-1 will begin amortizing on June 30, 2011 in quarterly installments paid on each September 30, December 31, March 31 and June 30 thereafter, as follows:

Principal Payment Date	Principal Amount
June 30, 2011 — March 31, 2012	$3,375,000
June 30, 2012 — March 31, 2014	$6,750,000
June 30, 2014 — March 31, 2015	$13,500,000
June 30, 2015 — September 30, 2015	$37,125,000
The term loan A-2 will begin amortizing on June 30, 2011 in quarterly installments paid on each September 30, December 31, March 31 and June 30 thereafter, as follows:

Principal Payment Date	Principal Amount
June 30, 2011 — March 31, 2012	$375,000
June 30, 2012 — March 31, 2014	$750,000
June 30, 2014 — March 31, 2015	$1,500,000
June 30, 2015 — September 30, 2015	$4,125,000
The term loan B will begin amortizing on June 30, 2010 in equal quarterly installments of $1,437,500 paid on each September 30, December 31, March 31 and June 30 thereafter, with the remainder payable at maturity.
Maturity
The term loan A-1 and term loan A-2 facilities will mature on December 31, 2015; the term loan B facility will mature on December 31, 2016; and the revolving credit facility will mature on April 28, 2015.
Interest
Interest on borrowings under the facilities is calculated, at our option, at a base rate equal to either of the following plus the applicable spread above such base rate:
•	with respect to base rate borrowings, the “Adjusted Base Rate” which is equal to the highest of: the rate publicly announced by JPMorgan Chase Bank, N.A. as its prime lending rate, or the applicable federal funds rate, plus 0.50%, or 1.0% plus the greater of (a) 2.00% and (b) the rate at which eurodollar deposits for one month are quoted on Reuters Page LIBOR01 multiplied by the statutory reserve rate (determined based on maximum reserve percentages established by the Board of Governors of the Federal Reserve System of the United States of America); or

•	with respect to eurodollar rate borrowings, the rate at which eurodollar deposits for one, two, three or six months (as selected by us), or nine or twelve months with the consent of the lenders, are quoted on Reuters Page LIBOR01 multiplied by the statutory reserve rate (determined based on maximum reserve percentages established by the Board of Governors of the Federal Reserve System of the United States of America). The new credit facility provides that the eurodollar rate for term loan B borrowings will not be less than 1.25% per annum at any time.
The spread applicable to borrowings is determined by reference to our trailing senior debt ratio (total senior debt to trailing four fiscal quarter EBITDA, as defined below).
Guarantees; Security
Our obligations and the obligations of Lamar Advertising of Puerto Rico, Inc. under our new senior credit facility are guaranteed by Lamar Advertising and all of our domestic restricted subsidiaries. Such obligations and guarantees are secured by a pledge of all of our capital stock, all of the capital stock of our domestic restricted subsidiaries, and 65% of the capital stock of our first-tier foreign subsidiaries, as well as a security interest in all of our assets and those of our domestic restricted subsidiaries (including mortgages on certain parcels of real property held by TLC Properties, Inc.).
Covenants
Under the terms of the new senior credit facility, we and our restricted subsidiaries are not permitted to incur any additional indebtedness over $150 million at any one time outstanding except:
•	indebtedness created by the new senior credit facility;

•	indebtedness in respect of notes issued by us so long as no default would result from the issuance and the terms of the notes comply with certain conditions;

•	existing indebtedness or, so long as no default would result therefrom, any extension, renewal, refunding or replacement of any existing indebtedness or indebtedness incurred by the issuance of notes as referred to in the paragraph above;

•	indebtedness in respect of first lien notes issued by us to extend, renew, refund or refinancing existing first lien indebtedness so long as no default would result from the issuance and the terms of the notes comply with certain conditions;

•	indebtedness of ours to any wholly owned subsidiary and of any wholly owned subsidiary to us.
The new senior credit facility also places certain restrictions upon our, and our restricted subsidiaries’, ability to, among other things:
•	incur liens or guarantee obligations;

•	pay dividends and make other distributions including distributions to Lamar Advertising;

•	make investments and enter into joint ventures or hedging agreements;

•	dispose of assets; and

•	engage in transactions with affiliates except on an arms-length basis.

In addition, under the new senior credit facility we and our restricted subsidiaries cannot exceed the following financial ratios:
•	a Total Holdings Debt Ratio, defined as total consolidated debt of the Company and its restricted subsidiaries as of any date to EBITDA, as defined below, for the most recent four fiscal quarters then ended; and

•	a Senior Debt Ratio, defined as total consolidated senior debt of Lamar Media and its restricted subsidiaries as of any date to EBITDA, as defined below, for the most recent four fiscal quarters then ended.
Pursuant to the Total Holdings Debt Ratio, the Company may not exceed the following ratios during the periods noted, as set forth below:

Period	Ratio
April 28, 2010 through and including September 29, 2010	7.50 to 1.00
September 30, 2010 through and including March 30, 2011	7.25 to 1.00
March 31, 2011 through and including December 30, 2011	7.00 to 1.00
December 31, 2011 through and including March 30, 2012	6.75 to 1.00
March 31, 2012 through and including March 30, 2013	6.25 to 1.00
From and after March 31, 2013	6.00 to 1.00
Pursuant to the Senior Debt Ratio, we may not exceed the following ratios during the periods noted, as set forth below:

Period	Ratio
April 28, 2010 through and including September 29, 2010	4.00 to 1.00
September 30, 2010 through and including March 30, 2011	3.75 to 1.00
March 31, 2011 through and including September 29, 2011	3.50 to 1.00
September 30, 2011 through and including March 30, 2012	3.25 to 1.00
March 31, 2012 through and including March 30, 2013	3.00 to 1.00
From and after March 31, 2013	2.75 to 1.00
The new senior credit facility also requires us and our restricted subsidiaries to maintain a fixed charges coverage ratio, defined as the ratio of EBITDA, as defined below, for the most recent four fiscal quarters to (1) the total payments of principal and interest on debt for such period plus (2) capital expenditures made during such period plus (3) income and franchise tax payments made during such period, of less than or equal to 1.05 to 1.
As defined under the new senior credit facility, EBITDA is, for any period, operating income for the Company and its restricted subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for such period (calculated before taxes, interest expense, depreciation, amortization and any other non-cash income or charges accrued for such period, one-time cash restructuring and cash severance changes in the fiscal year ending December 31, 2009 of up to $2,500,000 aggregate amount, charges and expenses in connection with the credit facility transactions and the repurchase or redemption of our 7 1/4% senior subordinated notes due 2013, and (except to the extent received or paid in cash by us or any of our restricted subsidiaries) income or loss attributable to equity in affiliates for such period) excluding any extraordinary and unusual gains or losses during such period and excluding the proceeds of any casualty events whereby insurance or other proceeds are received and certain dispositions not in the ordinary course. For purposes of calculating EBITDA, the effect on such calculation of any adjustments required under Statement of Accounting Standards No. 141R is excluded.

EBITDA under the new senior credit facility is also adjusted to reflect certain acquisitions or dispositions as if such acquisitions or dispositions were made on the first day of such period.
Events of Default; Change of control
The new credit facility contains customary events of default (including payment defaults, cross-defaults to certain of our other indebtedness, breach of representations and covenants and change of control). The occurrence of an event of default under the new credit facility would permit the lenders to accelerate the indebtedness and terminate the new senior credit facility.
A change in control would occur if:
•	we cease to be a wholly owned subsidiary of Lamar Advertising;

•	Charles W. Lamar, III or Kevin P. Reilly, Sr. and their immediate family (including grandchildren) and entities under their control no longer hold sufficient voting stock of Lamar Advertising to elect at all times a majority of its board of directors;

•	anyone other than the holders specified in the preceding bullet acquire shares of Lamar Advertising representing more than 20% of the ordinary voting power or acquire control of Lamar Advertising;

•	a majority of the seats on Lamar Advertising’s board is occupied by persons who were neither nominated by the board of directors of Lamar Advertising nor appointed by directors so nominated; or

•	the occurrence of any “change of control” under and as defined in the indentures for our 7⅞% senior subordinated notes dues 2018, our 9 3/4% senior notes due 2010, our 6⅝% senior subordinated notes due 2015, our 7 1/4% senior subordinated notes due 2013 or certain notes that may be hereinafter issued (including refunding indebtedness).
In connection with the refinancing, Lamar Media terminated its existing senior credit facility on April 28, 2010. The terminated senior credit facility, for which JPMorgan Chase Bank, N.A. also served as administrative agent, consisted of a $200 million revolving credit facility, a $400 million term facility, an additional $789 million of outstanding incremental term loans and an incremental facility that permitted us to request that the lenders under such credit facility enter into commitments to make additional term loans, up to a maximum aggregate amount of $300 million. The terminated senior credit facility contained terms substantially similar to the terms of the new senior credit facility.
The lenders under the new senior credit facility and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates, for which they receive customary fees.
The foregoing description is qualified in its entirety by reference to the credit agreement by and among Lamar Media Corp., certain of its subsidiaries as Guarantors, Lamar Advertising of Puerto Rico, Inc., each additional subsidiary borrower that may be designated as such thereunder, the Lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.
Item 1.02. Termination of a Material Definitive Agreement.
Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 1.02 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
10.1	Credit Agreement dated as of April 28, 2010 by and among Lamar Media Corp., Lamar Advertising of Puerto Rico, Inc., the Subsidiary Guarantors named therein, each additional Subsidiary Borrower that may be designated as such thereunder, the Lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 3, 2010	LAMAR ADVERTISING COMPANY
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

Date: May 3, 2010	LAMAR MEDIA CORP.
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement dated as of April 28, 2010 by and among Lamar Media Corp., Lamar Advertising of Puerto Rico, Inc., the Subsidiary Guarantors named therein, each additional Subsidiary Borrower that may be designated as such thereunder, the Lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent.